Exhibit 99.1

AMRI Acquires Manufacturing Facilities in India;
Purchase Includes Land to Expand Operations

Albany, NY (May 21, 2007)—Albany Molecular Research, Inc. (NASDAQ: AMRI) has signed a definitive agreement to acquire two pharmaceutical manufacturing sites, along with additional land for future expansion, in Aurangabad and Navi Mumbai, India.

Under the terms of the agreement, AMRI will acquire the assets—including facilities, employees, products and equipment—of Ariane Orgachem Pvt, Ltd. in Aurangabad and Ferico Laboratories Ltd. in Navi Mumbai for approximately $11 million in cash.  All of the facilities are currently owned by the Runwal Group and manufacture a range of pharmaceutical intermediates and bulk active ingredients, including treatments for diabetes, heart disease and asthma.

As part of the purchase, AMRI will obtain additional land in Aurangabad and plans to invest approximately U.S. $15 million to expand capabilities there over the next three years.  The proposed expansion includes increasing capacity, as well as bringing these facilities into compliance with U.S. Food and Drug Administration regulations for manufacturing clinical trial materials and commercial drug substances.  Subject to customary closing conditions, the transaction is expected to close during the second or third quarter of 2007.  The purchase is projected to be neutral to slightly dilutive to AMRI’s earnings by approximately ($0.01) to ($0.02) this year, and accretive by the end of 2008.  In fiscal year 2006, these assets collectively generated approximately U.S. $5 million in revenue.

“We are pleased to announce the globalization of our manufacturing operations,” said AMRI Chairman, President and CEO Thomas E. D’Ambra, Ph.D.  “Initially, the purchase of these sites augments and provides a reliable and cost-effective supply chain for AMRI’s U.S. based manufacturing operations.  It offers us the flexibility to produce raw materials and process intermediates to support our Rensselaer, New York plant.  Longer-term, as we increase capabilities in India, we expect to leverage AMRI’s small-scale/development resources on two continents—including our laboratory operations in Hyderabad, India—and offer our customers cost-competitive solutions for their outsourcing needs.”

D’Ambra continued, “Today’s announcement culminates a multi-year search.  Just as we have expanded our lab scale operations to include global facilities operating in a range of lower cost structure environments, we have continued to believe that globalization of our manufacturing operations was also critical to the survival and growth of this component.  During our search for this facility, we evaluated a range of options — from large volume, existing large revenue-based operations, to several greenfield sites.  While the purchase announced today is small in comparison to some of the options we evaluated, it gives us an immediate presence and base we can capitalize and build on; something that a greenfield location would have taken years to achieve.  I am confident that long term, this expansion of our business will provide our customers with increasing options and solutions, provide our business the opportunity to accelerate our future growth and expand our global market, and provide our shareholders increasing returns as AMRI becomes a larger, more successful competitor on the world stage.”

“As we invest in additional capacity and ramp up production, we expect these facilities to add significantly to our Large Scale Manufacturing contract revenue in future years,” noted AMRI Chief Financial Officer Mark T. Frost.  “Ultimately, we expect to realize cost savings resulting from re-engineering our supply chain operations.  That cost savings will be used to improve competitiveness and productivity in our Large Scale Manufacturing business component.”

The aggregate size of the facilities, including both the Aurangabad and Navi Mumbai sites, is over 9,100 square meters with additional land available for expansion.  To ensure a smooth transition, AMRI has established an integration team and plans to continue the employment of the approximately 200 people working at the facilities.  Harold Meckler, Ph.D., vice president of science, technology and support services at AMRI, will lead the integration effort during the transition process.

Aurangabad and Mumbai are both located in Maharashtra, one of India’s largest and most populous states.  The Maharashtra Industrial Development Corporation has developed land into industrial estates and Special Economic Zones to provide an infrastructure that encourages industrial development.  As a leading education center in India, Aurangabad offers a burgeoning pharmaceutical sector, as well as a skilled work-force in engineering and bulk manufacturing.

Founded in 1991, AMRI provides scientific services, products and technologies that improve quality of life while delivering excellence, value and maximum return. AMRI’s core business consists of a fee-for service contract services platform encompassing drug discovery, development and manufacturing; and a separate, standalone R&D division comprising proprietary technologies, internal drug discovery and bundled capabilities designed for more collaborative relationships. With locations in the U.S., Europe, and Asia, AMRI provides customers with a range of services and cost models.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements may be identified by forward-looking words such as “may,” “could,” “should,” “would,” “will,” “intend,” “expect,” “anticipate,” “believe” and “continue” or similar words and include, without limitation, statements by Dr. D’Ambra and Mr. Frost, statements concerning the proposed acquisition, the terms and the timing of the acquisition, and statements concerning the projected financial impact of the acquisition, future expansion by the company in India, capital expenditures, operational leverage, contract revenue, cost savings and employment of current employees at the acquired facilities. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the possibility that the proposed acquisition will not close; that the closing may be delayed or that the companies may be required to modify aspects of the acquisition to close the acquisition; the satisfaction of closing conditions to the acquisition; the reaction of customers of the company and of the acquired facility to the acquisition; the company’s timing and ability to successfully integrate the acquired facilities (including migration of the acquired facilities to the company’s systems and controls) and employees; the introduction of new services by competitors or the entry of new competitors into the markets for the company’s and the acquired facilities’ services; the failure by the company to retain key employees at the acquired facilities; failure to further develop and successfully market the acquired facilities’ service and product offerings; failure to achieve anticipated revenues and earnings; failure of the acquired facilities to comply with U.S. Food and Drug Administration regulations; costs related to the acquisition; the company’s ability to attract and retain experienced scientists; trends in pharmaceutical and biotechnology companies outsourcing of chemical research and development; the company’s ability to enforce its intellectual property and technology rights; the risks posed by international operations to the company; and the company’s ability to effectively manage its growth, as well as those factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 15, 2007 and the company’s other SEC filings. The company does not undertake any duty to and does not intend to update any forward-looking statements contained in this press release after the date of this press release.

Media Contact
David Albert, Director of Communications, AMRI, 518-512-2229

Investor Contact
P. Curtis Schenck, Investor Relations Manager, 518-512-2933